Exhibit 31.2
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
Pursuant to Rule 13a-14(a) and 15d-14(a)
I, Jeff A. Stevens, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Northern Tier Energy LP; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017

/s/ Jeff A. Stevens
Jeff A. Stevens Chief Executive Officer of Northern Tier Energy GP LLC

CERTIFICATION BY CHIEF FINANCIAL OFFICER
Pursuant to Rule 13a-14(a) and 15d-14(a)
I, Karen B. Davis, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Northern Tier Energy LP; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017

/s/ Karen B. Davis
Karen B. Davis Executive Vice President and Chief Financial Officer of Northern Tier Energy GP LLC